   As filed with the Securities and Exchange Commission on January 21, 1998

                                                   Registration No. ___________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

                                  ------------------

                                       FORM S-8

               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------------

                                   WESTERN BANCORP
                (Exact name of registrant as specified in its charter)


              CALIFORNIA                                    95-3863296
     (State or other jurisdiction                        (I.R.S. employer
   of incorporation or organization)                   identification number)

          4100 NEWPORT PLACE, SUITE 900, NEWPORT BEACH, CALIFORNIA 92660
               (Address of Principal Executive Offices)         (Zip Code)

                             WESTERN BANCORP 401(K) PLAN
                              (Full title of the Plan)

           HUGH S. SMITH, JR.                               COPY TO:
         Chairman of the Board                           KEN IKARI, ESQ.
            Western Bancorp                            Irell & Manella LLP
      4100 Newport Place, Suite 900               333 S. Hope Street, Suite 3300
     Newport Beach, California 92660                   Los Angeles, CA 90071
             (714) 863-2300                               (213) 620-1555
         (Name, address including zip code and telephone number, including area code, of registrants' agent for service)

                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
                                                  Proposed         Proposed
                                                   Maximum          Maximum
       Title of                 Amount to be    Offering Price      Aggregate          Amount of
Securities to be Registered      Registered      Per Share (1)  Offering Price (1)  Registration Fee
----------------------------------------------------------------------------------------------------
Common Stock, without par value  31,189 shares     $32.0625        $1,000,000               $295
----------------------------------------------------------------------------------------------------
Interests in the Plan (2)        Indeterminate        N/A              N/A                  $  0
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1933, as amended, based upon the bid and ask prices of Western Bancorp common stock on January 14, 1998 as reported by NASDAQ.

(2) In addition, pursuant to Rule 416(c) under the Securities Act of 1993, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                        PART I

                 INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*



ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*INFORMATION REQUIRED BY PART I OF FORM S-8. The document(s) setting forth the information specified in Part I of this Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Form S-8 pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act and are on file at the Registrant's principal executive offices and available without charge, upon written or oral request to Julius G. Christensen, Executive Vice President, General Counsel and Secretary, Western Bancorp, 4100 Newport Place, Suite 900, Newport Beach, California 92660. Telephone requests may be directed to Julius
G. Christensen at (714) 863-2459.


                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

     The documents listed in (a) through (d) below are incorporated by reference in this Registration Statement. In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents:

     (a) The Company's Annual Report, as amended, on Form 10-KSBA as of and for the year ended December 31, 1996 (which amends and restates the Form 10-KSB as of and for the year ended December 31, 1996);

     (b) The Company's Quarterly Report on Form 10-QSB (filed under the name "Monarch Bancorp") as of and for the three-month period ended
          March 31, 1997;

     (c) The Company's Quarterly Reports on Form 10-Q as of and for the three-month period ended June 30, 1997 and September 30, 1997; and

     (d) The Company's Current Reports on Form 8-K filed with the Commission on April 14, 1997, May 2, 1997, June 19, 1997, July 17, 1997 (presenting
          Western Bancorp's restated consolidated financial statements reflecting the effect of the merger of Western Bancorp with California Commercial Bankshares ("CCB") on a pooling-of-interests basis), August 11, 1997, August 28, 1997, October 3, 1997, October 24, 1997,
          (presenting

          Western Bancorp's supplemental consolidated financial statements reflecting the effect of the merger of Western Bancorp with SC Bancorp ("SCB") on a pooling-of-interests basis), October 31, 1997, November 13, 1997 (presenting Western Bancorp's supplemental condensed consolidated financial statements reflecting the effect of the merger of Western Bancorp with SCB on a pooling-of-interests basis as of September 30, 1997) and December 29, 1997.

     Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act which also is incorporated or deemed to be incorporated herein by reference modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

     The authorized capital stock of the Company as of the date hereof consists of 100,000,000 shares of common stock, no par value, of which 10,648,317 shares are issued and outstanding and 5,000,000 shares of serial preferred stock, no par value, none of which are outstanding. Holders of shares of common stock of the Company are entitled to one vote for each share of record on all matters voted upon by shareholders of the Company, except that in connection with the election of directors, the shares subject to notice may be voted cumulatively. Shares of common stock of the Company are not subject to redemption, conversion or sinking fund provisions. Holders of common stock are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor under the laws of the State of California, subject to the rights of holders of any preferred stock of the Company that may be issued after the date hereof.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 317 of the California General Corporation Law (the "CGCL") authorizes a court to award, or a corporation's Board of Directors to grant, indemnity to directors, officers and employees in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act. Article Five of Western Bancorp's restated articles of incorporation provides for elimination of liability for monetary damages of its directors, and Article Six of Western Bancorp's restated articles of incorporation and Article VI of Western Bancorp's bylaws provide for indemnification of its directors, officers, employees and other agents to the fullest extent permitted by the CGCL. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of Western Bancorp pursuant to the foregoing provisions, or otherwise, Western Bancorp has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.   EXHIBITS.

     4    Western Bancorp 401(K) Plan

     5.1 Opinion of Irell & Manella LLP as to the legality of the securities being registered

     23.1 Consent of KPMG Peat Marwick LLP

     23.2 Consent of Irell & Manella LLP (included in Exhibit 5.1)

     23.3 Consent of Deloitte & Touche LLP

     23.4 Consent of Vavrinek, Trine, Day & Co.

     24 Powers of Attorney (included on signature page of this Registration Statement)


ITEM 9.   UNDERTAKINGS.

a.   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

          (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Statement or any material change to such information in this Registration Statement;

     PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

b. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

c. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

d. The undersigned Registrant will submit the Plan to the Internal Revenue Service ("IRS") and will make all changes required by the IRS in order to qualify the Plan.

                                      SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on January 21, 1998.

                              WESTERN BANCORP



                              By:  /s/ ARNOLD C. HAHN
                                 ----------------------------------------
                                   Arnold C. Hahn
                                   Executive Vice President and Chief
                                   Financial Officer


                                  POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby authorizes and appoints each of Arnold C. Hahn and Julius G. Christensen, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution for him and in his name, place and stead, in any and all capacities, to sign and to file with the Commission any and all amendments (including without limitation post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      Signature                      Title                        Date
      ---------                      -----                        ----


/s/ MATTHEW P. WAGNER      Director, President and Chief      January 21, 1998
------------------------   Executive Officer (Principal
Matthew P. Wagner          Executive Officer)



/s/ ARNOLD C. HAHN         Executive Vice President and       January 14, 1998
------------------------   Chief Financial Officer
Arnold C. Hahn             (Principal Accounting Officer)


/s/ HUGH S. SMITH, JR.     Director and Chairman of           January 21, 1998
------------------------   the Board
Hugh S. Smith, Jr.

      Signature                      Title                        Date
      ---------                      -----                        ----

/s/ HAROLD A. BEISSWENGER    Director                           January 12, 1998
--------------------------
Harold A. Beisswenger


/s/ RICE E. BROWN            Director                           January 12, 1998
--------------------------
Rice E. Brown


/s/ JOSEPH J. DIGANGE        Director                           January 21, 1998
--------------------------
Joseph J. Digange


/s/ JOHN M. EGGEMEYER        Director                           January 21, 1998
--------------------------
John M. Eggemeyer


/s/ WILLIAM C. GREENBECK     Director                           January 12, 1998
--------------------------
William C. Greenbeck


/s/ LARRY D. HARTWIG         Director                           January 9, 1998
--------------------------
Larry D. Hartwig


/s/ WILLIAM H. JACOBY        Director                           January 15, 1998
--------------------------
William H. Jacoby


/s/ ROBERT L. MCKAY          Director                           January 21, 1998
--------------------------
Robert L. McKay


/s/ JOHN W. ROSE             Director                           January 9, 1998
--------------------------
John W. Rose


/s/ MARK H. STUENKEL         Director                           January 15, 1998
--------------------------
Mark H. Stuenkel


/s/ DALE E. WALTER           Director                           January 21, 1998
--------------------------
Dale E. Walter


/s/ DONALD E. WOOD           Director                           January 9, 1998
--------------------------
Donald E. Wood

The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Minneapolis, State of Minnesota, on January 21, 1998.

                                       WESTERN BANCORP RETIREMENT
                                       PLAN COMMITTEE

                                       By: /s/ MATTHEW P. WAGNER
                                          ------------------------------
                                               Matthew P. Wagner


                                       By: /s/ ARNOLD C. HAHN
                                          ------------------------------
                                               Arnold C. Hahn


                                       By: /s/ CHERYL RUDIN
                                          ------------------------------
                                               Cheryl Rudin

                                    EXHIBIT INDEX


4    Western Bancorp 401(K) Plan

5.1 Opinion of Irell & Manella LLP as to the legality of the securities being registered

23.1 Consent of KPMG Peat Marwick LLP

23.2 Consent of Irell & Manella LLP (included in Exhibit 5.1)

23.3 Consent of Deloitte & Touche LLP

23.4 Consent of Vavrinek, Trine, Day & Co.

24   Powers of Attorney (included on signature page of this Registration
     Statement)